                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  __________

                                   FORM 8-A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               THE BIBB COMPANY
            (Exact name of registrant as specified in its charter)

        DELAWARE                                         58-2253133
(State of incorporation                       (IRS Employer Identification No.)
 or organization)

100 GALLERIA PARKWAY
17TH FLOOR
ATLANTA, GEORGIA                                              30339
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which each
to be so registered                          class is to be registered

Series A Junior Participating                American Stock Exchange
Preferred Stock


 If this form relates to the registration     If this form relates to the registration
 of a class of securities pursuant to         of a class of securities pursuant to
 Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
 effective pursuant to General Instruction    effective pursuant to General Instruction
 A.(c), check the following box. [X]          A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
Not applicable


Securities to be registered pursuant to Section 12(g) of the Act:  None.
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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
         ------------------------------------------

     On September 30, 1997, the Board of Directors of The Bibb Company (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on October 15, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of September 30, 1997 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.  EXHIBITS.
         --------

          Exhibit
          Number  Exhibit
          ------  -------

          1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      THE BIBB COMPANY


                                      By:  /s/ Charles E. Tutterow
                                           -----------------------
                                           Charles E. Tutterow
                                           Vice President


Dated:  October 15, 1997

                                       3
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                               INDEX TO EXHIBITS


     Exhibit
     Number         Exhibit
     -------        -------

        1 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)